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                                                                     EXHIBIT 3.9

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/25/1997
                                                          971248010 - 2777754

                            CERTIFICATE OF FORMATION

                                       OF

                             VALLEY INDUSTRIES, LLC

     This Certificate of Formation is being executed as of July 25, 1997, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 DEL. C. Sections 18-101, ET SEQ.

     The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

     1) NAME. The name of the limited liability company is valley Industries, LLC.

     2) REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the State of Delaware is located at 9 East Loockerman Street, Dover, Delaware 19901, County of Kent. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

     3) DISSOLUTION. The latest date on which the Company is to dissolve is December 31, 2025.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.


                                                      /s/ Sean Fallon
                                                -----------------------------
                                                         Sean Fallon
                                                      Authorized Person

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[VALLEY INDUSTRIES LETTER HEAD]

                                  July 24, 1997


Office of the Secretary of State
 of the State of Delaware
Corporations Division
Dover, Delaware

          Re: Consent to Use of a Similar Name: Valley Industries, Inc.


Ladies and Gentlemen:

     The undersigned, being a duly authorized officer of Valley Industries, Inc., a Delaware corporation, hereby consents to the use in the State of Delaware of the name "Valley Industries, LLC" by the limited liability company filing a certificate of formation with your office under such name on or about the date of this letter.


                                        VALLEY INDUSTRIES, INC.

                                        /s/ Michael E. Elliott
                                        Michael E. Elliott
                                        Assistant Secretary